  Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Aehr Test Systems	MKR Investor Relations Inc.
Ken Spink	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
(510) 623-9400 x309	(323) 468-2300
aehr@mkr-group.com

Aehr Test Systems Reports First Quarter Fiscal 2021 Financial Results and
Maintains Financial Guidance for Growth and Profitability in Fiscal 2021

Fremont, CA (September 24, 2020) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and reliability qualification equipment, today announced financial results for its first quarter of fiscal 2021 ended August 31, 2020.

Fiscal First Quarter Financial Results:

●
Net sales were $2.0 million, compared to $5.5 million in the first quarter of fiscal 2020.
●
GAAP net income was $107,000, or $0.00 per diluted share, compared to a GAAP net loss of $413,000, or $0.02 per diluted share, in the first quarter of fiscal 2020.
●
Non-GAAP net loss was $2.0 million, or $0.09 per diluted share, which excludes the impact of stock-based compensation and non-cash net gain of $2.2 million and a tax benefit of $215,000 related to the closure of Aehr’s Japan subsidiary during the quarter. This compared to a non-GAAP net loss of $214,000, or $0.01 per diluted share, in the first quarter of fiscal 2020, which excludes the impact of stock-based compensation.
●
Backlog as of August 31, 2020 was $1.2 million.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Fiscal First Quarter COVID-19 Related Business Impacts:

●
Bookings and Revenue Negatively Impacted by COVID-19 – Fiscal first quarter bookings and revenues were negatively impacted by pushouts of forecasted customer orders and production ramp delays for FOX-P systems and consumables for silicon photonics transceivers used in data centers and 5G infrastructure, devices used in automotive applications, and sensors used in mobile devices. These customers have indicated the pushouts are temporary and that they will require the additional system capacity and consumables later in the current fiscal 2021 year.
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New Customer Evaluations and Orders Experienced Delays – Travel related restrictions due to COVID-19 and overall caution in a significant number of new potential customers worldwide has delayed evaluations and initial orders for Aehr’s systems and consumable products in the first quarter.
●
Temporary Cost Reductions Implemented in Response to Delays in Expected Orders and Revenue – During the quarter, Aehr implemented temporary expense reductions across the company including pay reductions of its executive staff due to customer order pushouts and delays in production ramps. These changes are expected to result in a total cost savings of over $550,000 per quarter.

Aehr Test Systems Reports First Quarter Fiscal 2021 Financial Results
September 24, 2020

Fiscal First Quarter and Recent Business Highlights:

●
Shipped and Successfully Installed Initial System for a Major New Customer in Silicon Photonics – During the quarter, Aehr shipped and successfully installed a FOX-NP TM system for initial production burn-in and stabilization for a new customer who is a global leader of communication transceivers for data centers, telecom, and 5G infrastructure. This customer is forecasting to transition to Aehr’s FOX-XP wafer-level test and burn-in systems during this fiscal year to meet their volume production forecast.
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Began Marketing and Sales Campaign with the World’s Largest OSAT Supplier – During the quarter, Aehr began an initial marketing and sales campaign with the world’s largest Outsourced Semiconductor Assembly and Test (OSAT) supplier for the FOX-PTM family of products including Aehr WaferPaks TM and DiePaks® for production test, burn-in, and reliability screening of devices at full wafer, singulated die, and module level. The initial marketing and sales campaign has already resulted in multiple new customer engagements.
●
Broadened Deployment of the FOX-XP for Silicon Carbide Devices – During the quarter, Aehr added multiple new device design wins and completed the initial production release of several new silicon carbide devices on its FOX-XP full wafer level test and burn-in system with its lead customer that is using the FOX-XP system for high volume production burn-in and infant mortality screening of silicon carbide devices at wafer level for electric vehicle power modules.
●
Silicon Photonics Ramps Forecast Remains Strong – Although Aehr experienced pushouts of customer forecasted orders in the first quarter for its FOX-P systems and consumables in data center and some 5G end use applications for silicon photonics transceivers, these customers have indicated the push outs are temporary and that they will require the additional system capacity and consumables later in the current fiscal 2021 year.
●
Potential upside in Mobile Sensor Segment – Aehr has seen incremental applications and devices that provide upside in this segment late in fiscal 2021 and into 2022.
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Aehr Remains Engaged with Over a Dozen New Potential Customers – Aehr’s list of Tier 1 and Tier 2 customers that are considering using Aehr’s products for high market growth applications including silicon photonics and silicon carbide production burn-in continued to grow in the first quarter.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“While COVID-19 has created real challenges due to travel restrictions and overall caution that resulted in delays of some customer production ramps, we believe these delays are temporary and do not impact the demand for our products or the attractiveness of the key markets that we serve. We maintain our belief that we will come out of this worldwide pandemic stronger than we went in with more production customers, more applications, and higher value products. Our key customers are serving some of the highest growth markets including data centers, 5G infrastructure, sensors and technology for smartphones and tablets, electric and hybrid electric vehicles, and memory and data storage in computing, data centers, mobile devices and hundreds of applications that are keeping the world connected. As a result, we believe our products will be in high demand this year and for years to come.

“We saw our silicon photonics customers move to production with our FOX systems for the first time this past fiscal 2020, which includes our lead customer and three additional silicon photonics customers who have each told us that they expect to ramp production during Aehr’s fiscal 2021, adding capacity in both systems and consumables. During the quarter we shipped and installed a FOX-NP TM system for initial production burn-in and stabilization for a new customer in the silicon photonics space who is also forecasting to transition to our FOX-XP wafer-level test and burn-in systems during this fiscal year to meet their volume production forecast.

Aehr Test Systems Reports First Quarter Fiscal 2021 Financial Results
September 24, 2020

“We continue to see the total available opportunity for silicon carbide and silicon photonics wafer level and singulated die test markets to be approximately $250 million of needed capacity including consumables. We are currently engaged with over a dozen potential Tier 1 and Tier 2 customers for both silicon photonics and silicon carbide applications, and we expect several of these potential customers to place initial orders this fiscal year, with ramps into production later this fiscal year or in fiscal 2022. We are also seeing renewed activity and interest for our FOX systems and consumables for several new applications in the 2D and 3D sensor markets, particularly for mobile devices, and believe this could add to our currently forecasted revenue for this fiscal year and next.

“Last quarter, we completed organizational changes to move to more effective third party sales representatives in Europe and Japan, and this quarter put in place temporary expense reductions across the company in response to COVID-19 related delays in orders and impacts on revenue. Together these changes will result in total cost savings of almost $700,000 per quarter, lowering Aehr’s revenue break even by approximately $4.5 million per year.

“As we continue into fiscal 2021, we remain optimistic about the growth opportunities for our systems and consumables within our installed base of customers, as well as our ability to expand the number of customers using our family of FOX-P solutions. We expect significant growth in both our top and bottom lines moving forward, with much lower fixed operating expenses and significantly higher margin products and services.”

Fiscal 2021 Financial Guidance:
For the fiscal year ending May 31, 2021, Aehr maintains its expected full year total revenue to be between $25 million and $28 million, which would represent growth between 12% and 26% year over year, and to be profitable for the fiscal year.

Management Conference Call and Webcast
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its first quarter fiscal 2021 operating results. To access the call dial 800-353-6461 (+1 334-323-0501 outside the United States) and give the participant pass code 9822939. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on October 1, 2020. To access the replay dial-in information, please click here.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic, optical and memory integrated circuits and has installed over 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products in package, wafer level, and singulated die/module level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX-XP WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The ABTS system is used in production and qualification testing of packaged parts for both lower power and higher power logic devices as well as all common types of memory devices. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems used for burn-in and functional testof complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers, systems-on-a-chip, and integrated optical devices. The FOX-CP system is a new low-cost single-wafer compact test and reliability verification solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. The DiePak Carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of both bare die and modules. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Aehr Test Systems Reports First Quarter Fiscal 2021 Financial Results
September 24, 2020

Safe Harbor Statement
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the temporary nature of customer pushouts and customer needs for additional system capacity and consumables in fiscal year 2021; Aehr’s total cost savings related to temporary expense reductions and the impact of Aehr’s restructuring on its ability to achieve higher future profitability; customer transitions to new product offerings based on volume production forecasts; potential upside in the mobile sensor segment due incremental applications and devices; the ability of current awareness and adoption rates to drive the markets for silicon carbide and silicon photonics to move to wafer level or singulated die burn-in; customer capacity needs forecasts related to Aehr’s products; our expectations related to the timing and volume of our lead customer’s future purchases; the total available opportunity for silicon carbide and silicon photonics wafer level and singulated die test markets; expectations regarding the timing and occurrence of orders of potential and existing customers and the related impact on Aehr’s forecasted revenues; cost savings related to organizational changes to third party sales representation in Europe and Japan; the impact of the COVID-19 pandemic on Aehr’s production, customers, applications, product value, and demand for Aehr’s products this year and in future years; growth in systems and consumables within Aehr’s installed base of customers and expansion of the number of customer’s in Aehr’s FOX-P solutions; Aehr’s top and bottom line growth, lower fixed operating expenses and higher margin products and services in 2021; and Aehr’s revenue in fiscal 2021. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

– Financial Tables to Follow –

Aehr Test Systems Reports First Quarter Fiscal 2021 Financial Results
September 24, 2020

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Aug 31,	May 31,	Aug 31,
	2020	2020	2019

Net sales	$2,012	$3,773	$5,533
Cost of sales	1,785	3,866	3,262
Gross profit (loss)	227	(93)	2,271

Operating expenses:
Selling, general and administrative	1,514	1,674	1,808
Research and development	900	854	892
Restructuring	-	220	-
Total operating expenses	2,414	2,748	2,700

Loss from operations	(2,187)	(2,841)	(429)

Interest (expense) income, net	(13)	(17)	12
Net gain from dissolution of Aehr Test Systems Japan	2,186	-	-
Other (expense) income, net	(94)	(17)	10

Loss before income tax benefit (expense)	(108)	(2,875)	(407)

Income tax benefit (expense)	215	(10)	(6)

Net income (loss)	107	(2,885)	(413)

Less: Net income attributable to the noncontrolling interest	-	-	-

Net income (loss) attributable to Aehr Test Systems common shareholders	$107	$(2,885)	$(413)

Net income (loss) per share
Basic	$0.00	$(0.13)	$(0.02)
Diluted	$0.00	$(0.13)	$(0.02)

Shares used in per share calculations:
Basic	23,248	23,060	22,708
Diluted	23,455	23,060	22,708

- more -

Aehr Test Systems Reports First Quarter Fiscal 2021 Financial Results
September 24, 2020

AEHR TEST SYSTEMS AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Aug 31,	May 31,	Aug 31,
	2020	2020	2019

GAAP net income (loss)	$107	$(2,885)	$(413)
Stock-based compensation expense	270	300	199
Restructuring	-	220	-
Dissolution of Aehr Test Systems Japan	(2,401)	-	-
Excess and obsolescence provision	-	1,645	-
Non-GAAP net loss	$(2,024)	$(720)	$(214)

GAAP net income (loss) per diluted share	$0.00	$(0.13)	$(0.02)
Non-GAAP net loss per diluted share	$(0.09)	$(0.03)	$(0.01)
Shares used in GAAP diluted shares calculation	23,455	23,060	22,708
Shares used in non-GAAP diluted shares calculation	23,248	23,060	22,708

Non-GAAP net loss is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net loss is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (loss) (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors’ ability to review the company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods.

- more -

Aehr Test Systems Reports First Quarter Fiscal 2021 Financial Results
September 24, 2020

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	August 31,	May 31,
	2020	2020
ASSETS

Current assets:
Cash and cash equivalents	$6,313	$5,433
Accounts receivable, net	1,116	3,717
Inventories	8,102	7,989
Prepaid expenses and other	439	512
Total current assets	15,970	17,651

Property and equipment, net	622	663
Operating lease right-of-use assets	1,952	2,107
Other assets	147	153
Total assets	$18,691	$20,574

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$933	$653
Accounts payable	809	945
Accrued expenses	1,373	1,439
Operating lease liabilities, short-term	671	658
Customer deposits and deferred revenue, short-term	387	170
Total current liabilities	4,173	3,865

Long-term debt, net of current portion	746	1,026
Lease liability long-term portion	1,432	1,605
Deferred revenue, long-term	19	22
Total liabilities	6,370	6,518

Aehr Test Systems shareholders' equity	12,321	14,077
Noncontrolling interest	-	(21)
Total shareholders' equity	12,321	14,056

Total liabilities and shareholders' equity	$18,691	$20,574

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